UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

Current Report Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

November 25, 2003

Date of Report (Date of earliest event reported)

Euronet Worldwide, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-22167	74-2806888
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4601 College Boulevard, Suite 300

Leawood, Kansas 66211

(Address of principal executive offices)

(913) 327-4200

(Registrant’s telephone number, including area code)

This Form 8-K/A amends the Form 8-K filed by Euronet Worldwide, Inc. (“Euronet”) on November 25, 2003 to add information pursuant to Item 7(a) – Financial Information and Item 7(b) – Pro Forma Financial Information.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(a) Financial Statements of Business Acquired

The financial statements of transact Elektronische Zahlungssysteme GmbH, Martinsried (“Transact”) required by this item are attached as Exhibit 99.1.

(b) Pro Forma Financial Information

The accompanying unaudited pro forma consolidated statement of operations for the year ended December 31, 2002 is attached as Exhibit 99.2 and gives effect to the acquisition of Transact which closed on November 25, 2003 (the “Transact Acquisition”) as if it had occurred on January 1, 2002. The acquisition of Transact is more fully described in Euronet’s Form 8-K filed on November 25, 2003.

The accompanying unaudited pro forma condensed consolidated statement of operations for the nine months ended September 30, 2003 is attached as Exhibit 99.2 and gives effect to the acquisition by Euronet of e-pay Limited, which closed on February 19, 2003, and the Transact Acquisition (the “Transactions”) as if they both had occurred on January 1, 2003.

The accompanying unaudited pro forma condensed consolidated balance sheet as of September 30, 2003 gives effect to the Transact Acquisition as if it had occurred on September 30, 2003 as well as the sale of approximately 1.1 million common shares of Euronet, the proceeds of which were largely used to acquire Transact.

The unaudited pro forma condensed consolidated balance sheet and statements of operations should be read in conjunction with Euronet’s Form 8-K filed on November 25, 2003 as well as the historical financial statements and management’s discussion and analysis of financial condition and results of operations in its annual report on Form 10-K for the year ended December 31, 2002 and quarterly reports for the periods ended March 31, June 30 and September 30, 2003. The unaudited pro forma financial information is presented for comparative purposes only and is not intended to be indicative of the results of continuing operations or financial position that would have been achieved had the Transactions been consummated as of the dates indicated above, nor do they purport to indicate results which may be attained in the future.

(c) Exhibits

Exhibit 23	Consent of Grant Thornton GmbH, Independent Public Accountant

Exhibit 99.1	Financial Statements of transact Elektronische Zahlungssysteme GmbH, Martinsried

Exhibit 99.2	Pro Forma Unaudited Condensed Consolidated Financial Statements of Euronet Worldwide, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Euronet Worldwide, Inc.

/s/ Rick L. Weller Chief Financial Officer

Date: February 9, 2004

Exhibit Index

Exhibit Number	Description
Exhibit 23	Consent of Grant Thornton GmbH, Independent Public Accountant
Exhibit 99.1	Financial Statements of transact Elektronische Zahlungssysteme GmbH, Martinsried
Exhibit 99.2	Pro Forma Unaudited Condensed Consolidated Financial Statements of Euronet Worldwide, Inc.